CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated August 15, 2024, relating to the financial statements and financial highlights of Emerging Markets Equities Fund, Inc. (formerly known as Emerging Markets Growth Fund, Inc.), which appears in such Registration Statement. We also consent to the references to us under the headings: “Financial highlights”, “Independent registered public accounting firm” and “Prospectuses, reports to shareholders and proxy statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

May 30, 2025